UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2009
W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico	000-27377	66-0573197
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico	00680
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (787) 834-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 1.01 Entry into a Material Definitive Agreement.
In a press release dated May 29, 2009, filed herewith as Exhibit 99.1 and incorporated by reference herein, W Holding Company, Inc. (the “Company”), the bank holding company of Westernbank Puerto Rico (the “Bank”), announced that on May 28, 2009 the Company received from each of the Federal Deposit Insurance Corporation and the Office of the Commissioner of Financial Institutions of Puerto Rico and the Federal Reserve Bank of New York a Consent Order (the “Consent Order”) and a Written Agreement, dated as of May 22, 2009 and May 27, 2009, respectively. A copy of the Consent Order is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 8.01 Other Events.
The Company filed a Consolidated Report of Condition and Income on Form FFIEC 041 with the Federal Deposit Insurance Corporation for the period ended March 31, 2009 (the “Call Report”). The Call Report was filed in accordance with FDIC rules and consists of a balance sheet, income statement, changes in equity capital and other supporting schedules with respect to the Bank. The Call Report is publicly available at the FDIC’s website located at http://www2.fdic.gov/Call_TFR_Rpts/.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Consent Order by and between Westernbank Puerto Rico and the Federal Deposit Insurance Corporation

99.1	Press release dated May 29, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)
/s/ Lidio V. Soriano
Name:	Lidio V. Soriano
Title:	Chief Financial Officer

Date: May 28, 2009